                                                                     EXHIBIT 4.3

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                         QUESTCOR PHARMACEUTICALS, INC.

               WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK



June 11, 2003                                                             Shares
                                                            --------------


      For Value Received, QUESTCOR PHARMACEUTICALS, INC., a California corporation (the "Company"), with its principal office at 3260 Whipple Road, Union City, California 94587, hereby certifies that [__] ("Holder"), or its assigns, in partial consideration for Holder's purchase of Common Stock pursuant to the Stock and Warrant Purchase Agreement dated June 11, 2003, by and among the Company and the Purchasers who are signatories thereto (the "Purchase Agreement"), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at any time before 5:00 p.m. (Pacific Standard Time) on June 11, 2008 (the "Expiration Date"), the number of fully paid and nonassessable shares of Common Stock of the Company set forth above, subject to adjustment as hereinafter provided.

      Holder may purchase such number of shares of Common Stock at an exercise price per share (as appropriately adjusted pursuant to Section 7 hereof) equal to 125% of the Market Price, as such term is defined in the Purchase Agreement (the "Exercise Price"). The term "Common Stock" shall mean the aforementioned Common Stock of the Company, together with any other equity securities that may be issued by the Company in addition thereto or in substitution therefor as provided herein.

      The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock are subject to adjustment from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares."

      SECTION 1. EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part on any business day prior to the Expiration Date by presentation and surrender hereof to the

Company at its principal office at the address set forth in the initial paragraph hereof (or at such other address as the Company may hereafter notify Holder in writing) with the Purchase Form annexed hereto duly executed and accompanied by proper payment of the Exercise Price in lawful money of the United States of America in the form of a check or wire transfer of immediately available funds, subject to collection, for the number of Warrant Shares specified in the Purchase Form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant and such Purchase Form, together with proper payment of the Exercise Price, at the principal office of the Company, Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to Holder.

      SECTION 2. RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant all shares of its Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise in accordance with the terms of this Warrant, shall be validly issued, fully paid and nonassessable.

      SECTION 3. FRACTIONAL INTEREST. The Company will not issue a fractional share of Common Stock upon exercise of this Warrant. Instead, the Company will deliver its check for the current market value of the fractional share. The current market value of a fraction of a share is determined as follows: multiply the current market price of a full share by the fraction of a share and round the result to the nearest cent.

      SECTION 4. TRANSFERS; ASSIGNMENT OR LOSS OF WARRANT.

            (a) Subject to the terms and conditions contained in Section 9 hereof, this Warrant and all rights hereunder are transferable in whole or in part by Holder and any successor transferee; provided that prior to such transfer Holder shall give thirty (30) days prior written notice of any such transfer to the Company, and the Company shall have the right to acquire the Warrant under the identical provisions contained in such notice by giving Holder written notice within fifteen (15) days of receipt of such notice. The Company's failure to respond to said notice within said fifteen (15) days shall be deemed a waiver of this right of first refusal. The transfer shall be recorded on the books of the Company upon receipt by the Company of the Transfer Notice annexed hereto, at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.

            (b) Holder shall not, without obtaining the prior written consent of the Company, which consent shall not be unreasonably withheld, assign its interest in this Warrant in whole or in part to any person or persons. Subject to the provisions of Section 9, upon surrender of this Warrant to the Company or at the office of its stock transfer agent or warrant agent, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such instrument of assignment (any such assignee will then be a "Holder" for purposes of this Warrant) and, if Holder's entire interest is not being assigned, in the name of Holder, and this Warrant shall promptly be canceled.

            (c) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date. In the event that this Warrant is lost, stolen, destroyed or mutilated, Holder shall pay all reasonable attorneys' fees and expenses incurred by the Company in connection with the replacement of this Warrant and the issuance of a new Warrant.

      SECTION 5. RIGHTS OF HOLDER. Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of Holder are limited to those expressed in this Warrant. Nothing contained in this Warrant shall be construed as conferring upon Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company on any matters or with respect to any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Warrant Shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

      SECTION 6. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of the Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

            (a) RECLASSIFICATION OF OUTSTANDING SECURITIES. In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), the Company shall execute a new Warrant (in form and substance reasonably satisfactory to the Holder of this Warrant) providing that the Holder of this Warrant shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification or change by a holder of one share of Common Stock. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The provisions of this subsection
(a) shall similarly apply to successive reclassification or changes.

            (b) SUBDIVISIONS OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Exercise Price and the number of Warrant Shares issuable upon exercise hereof shall be proportionately adjusted.

            (c) STOCK DIVIDENDS. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend payable in shares of Common Stock (except any distribution specifically provided for in the foregoing subsections (a) and (b)), then the Exercise Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction
(a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution, and the number of Warrant Shares subject to this Warrant shall be proportionately adjusted.

            (d) NOTICE OF RECORD DATE. In the event of any taking by the Company of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed merger or consolidation of the Company with or into any other corporation, or any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail to the Holder of this Warrant, at least ten days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

            (e) NO ADJUSTMENT UPON EXERCISE OF WARRANTS. No adjustments shall be made under any Section herein in connection with the issuance of Warrant Shares upon exercise of the Warrants.

      SECTION 7. OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of Section 8, the Company shall deliver an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officer's certificate shall be signed by the chairman, president or chief financial officer of the Company.

      SECTION 8. TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933. This Warrant may not be exercised and neither this Warrant nor any of the Warrant Shares, nor any interest in either, may be offered, sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities or blue sky laws and the terms and conditions hereof. Each Warrant shall bear a legend in substantially the same form as the legend set forth on the first page of this Warrant. Each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are acquired pursuant to a registration statement that has been declared effective under the Securities Act of

1933, as amended (the "Securities Act"), and applicable blue sky laws, shall bear a legend substantially in the following form:

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Any certificate for any Warrant Shares issued at any time in exchange or substitution for any certificate for any Warrant Shares bearing such legend (except a new certificate for any Warrant Shares issued after the acquisition of such Warrant Shares pursuant to a registration statement that has been declared effective under the Securities Act) shall also bear such legend unless, in the opinion of counsel for the Company, the Warrant Shares represented thereby need no longer be subject to the restriction contained herein. The provisions of this
Section 8 shall be binding upon all subsequent holders of certificates for Warrant Shares bearing the above legend and all subsequent holders of this Warrant, if any.

      SECTION 9. REPRESENTATIONS AND COVENANTS OF HOLDER. This Warrant has been entered into by the Company in reliance upon the following representations and covenants of Holder, which by its execution hereof Holder hereby confirms:

            (a) INVESTMENT PURPOSE. The right to acquire Common Stock, and any Common Stock issued upon exercise of Holder's rights contained herein, will be acquired for investment and not with a view to the sale or distribution of any part thereof, and Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

            (b) PRIVATE ISSUE. Holder understands (i) that the Common Stock issuable upon exercise of Holder's rights contained herein is not registered under the Securities Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualification requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 9.

            (c) DISPOSITION OF HOLDER'S RIGHTS. In no event will Holder make a disposition of any of its rights to acquire Common Stock, or of any Common Stock issued upon exercise of such rights, unless and until (i) it shall have notified the Company of the proposed disposition, and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel (which counsel may either be inside or outside counsel to Holder) satisfactory to the Company and its counsel to the effect that (A) appropriate action necessary for compliance with the Securities Act has been taken, or (B) an exemption from the registration requirements of the Securities Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire Common Stock, or of any Common Stock issued on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular share of Common Stock when (1) such security shall have been effectively registered under the Act and sold by the holder thereof in accordance with such registration, (2) such security shall have been sold without registration in compliance with Rule 144 under the Securities Act, or
(3) a letter shall have been issued to Holder at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to Holder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the Securities Act in accordance with the conditions set forth in such letter or ruling, and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, Holder or a holder of a share of Common Stock then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for the Warrant or for such shares of Common Stock not bearing any restrictive legend.

            (d) FINANCIAL RISK. Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

            (e) RULE 144. Holder also understands that any sale of its rights to purchase Common Stock, or of any Common Stock, which might be made by it in reliance upon Rule 144 under the Securities Act may be made only in accordance with the terms and conditions of that Rule.

            (f) ACCREDITED INVESTOR. Holder is an "accredited investor" within the meaning of the Securities Act Rule 501 of Regulation D, as presently in effect.

      SECTION 10. REGISTRATION RIGHTS. The Warrant Shares issuable upon the exercise of this Warrant are subject of certain registration rights granted by the Company to the Holder as more specifically set forth in the Purchase Agreement.

      SECTION 11. SATURDAYS, SUNDAYS AND HOLIDAYS. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of California, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday in the State of California.

      SECTION 12. ISSUE TAX. The issuance of certificates for Common Stock upon the exercise of the Warrant shall be made without charge to the holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificates in a name other than that of the then Holder of the Warrant being exercised.

      SECTION 13. MODIFICATION AND WAIVER. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated other than by an instrument in writing signed by the Company and by Holder.

      SECTION 14. NOTICES. Unless otherwise specified herein, any notice, request or other document required or permitted to be given or delivered to Holder or the Company shall be given in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) three (3) days after deposit in the United States mail if sent by registered or certified mail, postage prepaid, or (iii) one (1) day after deposit with an overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to Holder at its address as shown on the books of the Company, or to the Company at the address indicated therefor in the first paragraph of this Warrant.

      SECTION 15. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California, without regard to its conflicts of laws principles.

      SECTION 16. ATTORNEYS' FEES. In any litigation, arbitration or court proceeding between the Company and Holder relating hereto, the prevailing party shall be entitled to attorneys' fees and expenses and all costs of proceedings incurred in enforcing this Warrant.

      SECTION 17. SURVIVAL. The representations, warranties, covenants and conditions of the respective parties contained herein or made pursuant to this Warrant shall survive the execution and delivery of this Warrant.

      SECTION 18. SEVERABILITY. In the event any one or more of the provisions of this Warrant shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.


                            [Signature Page Follows]

      IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of the date first above written.

                                         QUESTCOR PHARMACEUTICALS,  INC.

                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                  PURCHASE FORM

                                                        Dated            ,
                                                              -----------  ----


      The undersigned hereby irrevocably elects to exercise the within Warrant to purchase ______ shares of Common Stock and hereby makes payment of $_____________ in payment of the exercise price thereof, together with all applicable transfer taxes, if any.

      In exercising its rights to purchase the Common Stock of Questcor Pharmaceuticals, Inc., the undersigned hereby confirms and acknowledges the investment representations and warranties made in Section 9 of the Warrant.

      Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below.


                                         --------------------------------------
                                         (Name)


                                         --------------------------------------
                                         (Address)



                                         HOLDER:


                                         --------------------------------------

                                         By:
                                            -----------------------------------

                                         Print Name:
                                                    ---------------------------

                                         Title:
                                               --------------------------------

                                 ASSIGNMENT FORM

                                                        Dated            ,
                                                              -----------  ----


      FOR VALUE RECEIVED, ___________________ hereby sells, assigns and transfers unto ________________________________________________(the "Assignee"),
                     (please type or print in block letters)

--------------------------------------------------------------------------------
                                (insert address)
its right to purchase up to __________shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint
____________________________ attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.


                                         --------------------------------------

                                         By:
                                            -----------------------------------

                                         Print Name:
                                                    ---------------------------

                                         Title:
                                               --------------------------------

                                 TRANSFER NOTICE

      (To transfer or assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

      FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby transferred and assigned to:

--------------------------------------------------------------------------------
                                 (Please Print)

whose address is
                 ---------------------------------------------------------------

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                                         Dated
                                               --------------------------------

                                         Holder's Signature
                                                            -------------------

                                         Holder's Address
                                                         ----------------------
                                         --------------------------------------

Note: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.